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                                                       EXHIBIT 5(i)


                        January 27, 1999



Advanced Communications Group, Inc.
390 South Woods Mill Road, Suite 150
St. Louis, Missouri 63017

     RE:  Advanced Communications Group, Inc. 1997 Stock Awards Plan


     We are counsel for Advanced Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares of Common Stock, $.0001 per share par value of the Company (the "Shares"), to be issued under the Advanced Communications Group, Inc. 1997 Stock Awards Plan (the "Plan").

     A Registration Statement on Form S-8 (the "Registration
Statement") with respect to the Shares and the Rights is being filed concurrently herewith with the Securities and Exchange Commission.

     As counsel, we have reviewed the Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated January 18, 1999. We have also reviewed the organizational documents of the Company, including the Restated Articles of Incorporation and the Bylaws as amended to date. We have also examined copies of resolutions certified by the Secretary of the Company and adopted: (i) at meetings of the Board of Directors of the Company held on October 9, 1997 and October 21, 1998; and (ii) by Written Consent of
Sole Stockholder of the Company and dated as of October 9, 1997. We have relied, as to these and other factual matters which affect our opinion, on the Certificate of the Secretary of the Company dated as of January 27, 1999. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with the originals of all items submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plan are duly and validly authorized, and when such Shares have been issued and paid for in accordance with the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5(i) of the above-mentioned Registration Statement.


                    BLACKWELL SANDERS PEPER MARTIN LLP

CAA